AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 13, 2000
                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                  DYNAGEN, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                    DELAWARE
                          (STATE OR OTHER JURISDICTION
                        OF INCORPORATION OR ORGANIZATION)
                                   04-3029787
                                (I.R.S. EMPLOYER
                             IDENTIFICATION NUMBER)
                         1000 WINTER STREET, SUITE 2700
                          WALTHAM, MASSACHUSETTS 02154
                                 (781) 890-0021
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                   ----------

                                C. ROBERT CUSICK
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  DYNAGEN, INC.
                         1000 WINTER STREET, SUITE 2700
                          WALTHAM, MASSACHUSETTS 02154
                                 (781) 890-0021
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                                   ----------

                                   COPIES TO:
                             DAVID A. BROADWIN, ESQ.
                             FOLEY, HOAG & ELIOT LLP
                             ONE POST OFFICE SQUARE
                           BOSTON, MASSACHUSETTS 02109
                                 (617) 832-1259

                                   ----------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                          CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                                 PROPOSED          PROPOSED
                                               AMOUNT             MAXIMUM           MAXIMUM
         TITLE OF EACH CLASS OF                 TO BE         OFFERING PRICE       AGGREGATE          AMOUNT OF
       SECURITIES TO BE REGISTERED           REGISTERED        PER SHARE(1)    OFFERING PRICE(1)  REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value.............     5,000,000            $.33           $1,650,000         $440.55
====================================================================================================================

(1)   Estimated solely for the purposes of determining the registration fee. In accordance with Rule 457(c) under the
      Securities Act of 1933, the above calculation is based on average of the high and low prices reported on the
      OTC Bulletin Board on January 10, 2000.

                                   ----------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                   PROSPECTUS

                                  DYNAGEN, INC.

                  SUBJECT TO COMPLETION, DATED JANUARY 13, 2000


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES, AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                                5,000,000 SHARES
                                  COMMON STOCK

     The selling stockholder is offering 5,000,000 shares of common stock. We will not receive any of the proceeds from sales of shares by the selling stockholder.

     The selling stockholder may sell these shares from time to time in the over-the-counter market, on the Boston Stock Exchange or otherwise.

     DynaGen's common stock is traded on the Boston Stock Exchange under the symbol "DYG" and quoted on the OTC Bulletin Board under the symbol "DYGN." The last reported sale price of the common stock on the OTC Bulletin Board on January 10, 2000 was $.335 per share.


                         -----------------------------

                  INVESTING IN THE COMMON STOCK INVOLVES RISKS.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                         -----------------------------


     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                 The date of this prospectus is January , 2000.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT IS ACCURATE ONLY AS OF THE DATE OF THIS DOCUMENT, REGARDLESS OF THE TIME OF THE DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF OUR COMMON STOCK.



                         -----------------------------

                                TABLE OF CONTENTS


                                                                           PAGE
                                                                           ----

Summary...................................................................   3
Risk Factors..............................................................   5
Forward-Looking Statements................................................   8
Use of Proceeds...........................................................   9
Dividend Policy...........................................................   9
Selling Stockholder.......................................................   9
Plan of Distribution......................................................  10
Legal Matters.............................................................  11
Experts...................................................................  11
Material Changes and Developments.........................................  12
Disclosure of SEC Position on Indemnification for
     Securities Act Liabilities ..........................................  12
Where You Can Find More Information.......................................  12

     We own or have rights to various trademarks and trade names used in our business. These include DYNAGEN, ABLE, SUPERIOR, GDI, and others. This prospectus also refers to trademarks and trade names of other companies.

--------------------------------------------------------------------------------

                                     SUMMARY

     BECAUSE THIS IS ONLY A SUMMARY, IT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE YOU DECIDE TO PURCHASE THE SHARES OF COMMON STOCK BEING OFFERED BY THIS PROSPECTUS. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION PROVIDED IN THIS PROSPECTUS UNDER THE HEADING "RISK FACTORS."

                                     DYNAGEN


INTRODUCTION:        We develop, manufacture and distribute generic drugs. From our inception in 1988 until 1996, we focused primarily on developing new drugs and licensing the resulting products and technologies to others. Beginning in 1996, we began redirecting our business focus to building a generic drug distribution business.

THE MULTISOURCE
GENERIC DRUG
BUSINESS:            Generic drugs compete with brand-name drugs for which
                     patent protection or other government-mandated market exclusivity has expired. Generic drugs are the chemical and therapeutic equivalents of brand-name drugs. They are required to meet the same governmental standards as the brand-name drugs they replace, and they must meet all FDA guidelines. Generic drugs are typically sold under their generic chemical names at prices significantly below those of their brand-name equivalents. We estimate that the U.S.
                     market for generic drugs approximates $12 billion in annual sales. This market has grown due to a number of factors, including:

                         o a significant number of widely-prescribed brand-name drugs are at or near the end of their period of patent protection, making it possible for generic manufacturers to produce and market competing generic drugs;

                         o managed care organizations, which prefer lower-cost generics to brand-name products, are capturing a greater share of the healthcare market; and

                         o physicians, pharmacists and consumers are increasingly accepting generic drugs as an alternative to brand-name drugs.

OUR BUSINESS:        We intend to compete with other generic drug companies by
                     combining two key elements of the business: manufacturing and distribution. We have acquired three operating subsidiaries to carry out this plan:

                 ABLE LABS:     In August 1996, we acquired Able Laboratories,
                                Inc., including its 46,000-square foot tablet and suppository manufacturing facility in South
                                Plainfield, New Jersey. As part of the
                                acquisition of Able, we obtained rights to eleven FDA-approved Abbreviated New Drug
                                Applications for generic drug products. We are currently marketing three of these acquired products.

                 SUPERIOR:      In June 1997, we acquired Superior
                                Pharmaceutical Company, a generic drug
                                distributor in Cincinnati, Ohio. Since we acquired it, Superior has experienced a sharp and steady decline in its sales and margins.
                                Superior lost several key personnel immediately after

--------------------------------------------------------------------------------
                                the acquisition, which resulted in a loss of business with certain federal and corporate accounts, and also suffered the effects of erosion in margins brought on by price pressure in the generic drug industry. We have taken actions intended to improve Superior's performance. In the past six months, Superior has hired and trained additional sales staff, upgraded its systems and instituted controls to improve margins. Superior is also aggressively bidding on federal and state contracts and has won supply agreements with the governments of the states of Florida, Ohio, Louisiana and Texas. We can give no assurance, however, that these actions will improve Superior's performance in the near future or at all.

                 GENERIC
                 DISTRIBUTORS:  In March 1998, we acquired Generic Distributors
                                Limited Partnership, a distributor of generic drugs based in Monroe, Louisiana. Generic Distributors's customer base consists primarily of independent pharmacies in the states of Louisiana, Texas, Arkansas, Alabama and Mississippi. We believe that Generic Distributors complements Superior by providing next-day delivery service to the southern and southeastern United States. We believe that Generic Distributors has the potential to grow its business through supply opportunities with institutional, hospital and nursing home pharmacies. We can give no assurance that such opportunities will arise, though, or that we will be able to exploit any such opportunities profitably.

OUR ADDRESS:         Our corporate headquarters is at 1000 Winter Street, Suite
                     2700, Waltham, MA 02154. The telephone number at our corporate office is (781) 890-0021, and the facsimile number is (781) 890-0118.

SPECIAL
CONSIDERATIONS
AND RISK FACTORS:    We experienced a sharp decline in our stock price and
                     market value in 1997 and 1998. In the section of this prospectus entitled "Risk Factors," beginning on page 5, we have described several matters which we believe are significant and which you should consider very carefully before you decide to invest in the common stock. There are two specific factors to which we want to draw your attention:

                        o our independent auditors, in their opinion on our financial statements as of December 31, 1998 and for the year then ended, expressed substantial doubt as to our ability to continue as a going concern; and

                        o we need significant additional financing to continue operations.

                                  THE OFFERING

COMMON STOCK
OFFERED: All of the 5,000,000 shares offered by this prospectus are being sold by the selling stockholder. The selling stockholder holds shares of convertible preferred stock and warrants to purchase common stock which it acquired in a private investment transaction in July and November 1999.

USE OF PROCEEDS:     We will not receive any of the proceeds from sales of
                     shares by the selling stockholder.

--------------------------------------------------------------------------------

                                  RISK FACTORS

     BEFORE YOU INVEST IN OUR COMMON STOCK, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS, INCLUDING THOSE DESCRIBED BELOW. WE HAVE SET FORTH BELOW THE MATERIAL RISK FACTORS NECESSARY TO MAKE AN INFORMED INVESTMENT DECISION. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS, TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS, INCLUDING INFORMATION INCORPORATED BY REFERENCE, BEFORE YOU DECIDE WHETHER TO PURCHASE SHARES OF OUR COMMON STOCK.

     IF WE CONTINUE TO INCUR LOSSES, THEN THE VALUE OF OUR COMMON STOCK WILL LIKELY DECLINE

     We have incurred operating losses in every operating period since our inception. We had an accumulated deficit of $55,316,694 as of September 30, 1999. We incurred a net loss of $5,163,141 in the nine months ended September 30, 1999. We anticipate future losses, and we can give no assurance that we will ever generate substantial revenues from our business, or achieve profitability. If we continue to incur operating losses, then the value of our common stock will likely decline and you could lose your investment.

     Our losses have resulted principally from expenses we incurred in research and development activities, and from general and administrative costs associated with our development efforts. In addition, our Able subsidiary has incurred operating losses, primarily because its revenues have not equaled its expenses. To continue development of our current and proposed products, we will need to expend substantial additional resources to conduct further product development and to establish and expand our manufacturing, sales, marketing, regulatory and administrative capabilities. Therefore, we expect to incur substantial operating losses over the next several years as we expand our product programs and commence marketing efforts.

     IF WE CANNOT RAISE SIGNIFICANT ADDITIONAL FUNDS, THEN WE WILL LIKELY FACE BANKRUPTCY AND YOU COULD LOSE YOUR INVESTMENT

     Our history of operating losses raises substantial doubt about our ability to continue operations. If we are unable to secure significant additional financing or to renegotiate our agreements with our existing creditors, we may be obliged to seek protection from our creditors by declaring bankruptcy. If that happens, you could lose your entire investment. Our independent auditors issued an opinion on our financial statements as of December 31, 1998 and for the year then ended which included an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The reasons cited by the independent auditors include the following:

     o we have incurred recurring losses from operations resulting in a stockholders' deficit and a working capital deficiency at December 31, 1998;

     o we have defaulted on conditions placed upon us by our banks and other lenders; and

     o our ability to use cash generated by our subsidiaries is restricted under the terms of the subsidiaries' loan agreements.

      WE FACE INTENSE COMPETITION FROM OTHER MANUFACTURERS OF GENERIC DRUGS

     In order to succeed in the generic drug business, we need to achieve a significant share of the market for each generic drug we market. The generic drug manufacturing and distribution business is highly competitive. We compete with several companies that are better capitalized than we are and that have financial and human resources significantly greater than ours. Because we manufacture generic drugs, our products by their very nature are chemically and biologically equivalent to the products of our larger and profitable competitors. Also, we believe that, as a rule, the first one or two companies to bring a generic alternative to the market will capture the highest market share for that product. These larger companies, with their greater resources, could bring products to market before us, and could capture a significant share of the market at our expense.

     IF THE BOSTON STOCK EXCHANGE DELISTS OUR COMMON STOCK, WE WILL HAVE GREATER DIFFICULTY RAISING THE CAPITAL WE NEED TO CONTINUE OPERATIONS

     Our common stock has been delisted from the Nasdaq Stock Market and is listed on the Boston Stock Exchange. The common stock is also quoted on the OTC Bulletin Board. If the common stock was delisted by the Boston Stock Exchange, then public perception of the value of the common stock could be materially adversely affected. You could lose your investment and we could face greater difficulty raising capital necessary for our continued operations.

     We received a notice from the Boston Stock Exchange on April 12, 1999 informing us that our common stock did not meet the requirements for continued listing. The Boston Stock Exchange requires a minimum of $500,000 in stockholders' equity for continued listing. As of March 31, 1999, we had a stockholders' deficit of approximately $4,024,000, a shortfall of approximately $4,524,000, and therefore we did not meet the listing requirements. We responded to the Boston Stock Exchange, explaining our plan for regaining compliance with this requirement by June 30, 1999. On July 8, 1999, we advised the Boston Stock Exchange that we expected our stockholders' equity as of June 30, 1999 would exceed $500,000. Stockholders' equity as of June 30, 1999 was approximately $848,000. Therefore, as of that date we met the requirement and so our common stock remains listed on the Boston Stock Exchange. Our common stock could face delisting action again, however, if we do not maintain the minimum stockholders equity or other listing requirements.

     IF OUR COMMON STOCK BECOMES SUBJECT TO PENNY STOCK RULES, YOU MAY HAVE GREATER DIFFICULTY SELLING YOUR SHARES

     The Securities Enforcement and Penny Stock Reform Act of 1990 applies to stock characterized as "penny stocks," and requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. The exceptions include exchange-listed equity securities and any equity security issued by an issuer that has

     o net tangible assets of at least $2,000,000, if the issuer has been in continuous operation for at least three years;

     o net tangible assets of at least $5,000,000, if the issuer has been in continuous operation for less than three years; or

     o   average annual revenue of at least $6,000,000 for the last three years.

Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks.

     If our common stock is delisted from the Boston Stock Exchange, then trading in the common stock will be covered by Rules 15g-1 through 15g-6 and 15g-9 promulgated under the Securities Exchange Act. Under those rules, broker-dealers who recommend such securities to persons other than their established customers and institutional accredited investors must make a special written suitability determination for the purchaser and must have received the purchaser's written agreement to a transaction prior to sale. These regulations would likely limit the ability of broker-dealers to trade in our common stock and thus would make it more difficult for purchasers of common stock to sell their securities in the secondary market. The market liquidity for the common stock could be severely affected.

     WE ARE OBLIGATED TO ISSUE A LARGE NUMBER OF SHARES OF COMMON STOCK

     We are obligated to issue a large number of shares of common stock at prices lower than market value. Therefore, the common stock could lose value if a large number of shares are issued into the market. At December 28, 1999, 63,724,946 shares of common stock were issued and outstanding. We have issued a large number of securities, such as options, warrants, convertible preferred stock and convertible notes, that are convertible by their holders into shares of common stock. As of December 28, 1999, we were obligated to issue up to approximately 36,000,000 additional shares of common stock upon the conversion or exercise of convertible securities and options. Because our certificate of incorporation authorizes a maximum of 75,000,000 shares of common stock, if all of the holders of these convertible securities exercised their rights to acquire common stock, we would not be able to honor all of our obligations. We intend to seek the approval of our stockholders for an increase in our authorized shares, but we cannot assure you that we will obtain such approval. If we are unable to meet our obligations to issue additional shares of common stock, we would face material adverse consequences. Also, the holders of these convertible securities likely would only exercise their rights to acquire common stock at times when the exercise price is lower than the price at which they could buy the common stock on the open market. Because we would likely receive less than current market price for any shares of common stock issued upon exercise of options and warrants, the exercise of a large number of these convertible securities could reduce the per-share market price of common stock held by existing investors.

     THE VALUE OF THE COMMON STOCK FLUCTUATES WIDELY AND YOU COULD LOSE MONEY ON YOUR INVESTMENT IN OUR STOCK

     The price of our common stock has fluctuated widely in the past, and it is likely that it will continue to do so in the future. The market price of our common stock could fluctuate substantially based on a variety of factors, including:

     o   quarterly fluctuations in our operating results;

     o   announcements of new products by us or our competitors;

     o   key personnel losses;

     o   sales of common stock; and

     o developments or announcements with respect to industry standards, patents or proprietary rights.

     The market price of our common stock has fluctuated between $70.00 and $.10 from January 1, 1993 to December 31, 1998. Over the past twelve months, the common stock has fluctuated between approximately $.89 and approximately $.05, and was approximately $.34 on January 10, 2000. These broad market fluctuations could adversely affect the market price of our common stock, in that at the current price, any fluctuation in the dollar price per share could constitute a significant percentage decrease in the value of your investment. Also, when the market price of a stock has been volatile, holders of that stock have often instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought such a lawsuit against us, we could incur substantial costs defending the lawsuit and we would have to divert management time and attention away from operations. A lawsuit based on the volatility of the stock price in whole or in part could seriously harm our business and your investment.

     WE COULD FACE A SIGNIFICANT INTERRUPTION IN OUR OPERATIONS CAUSED BY YEAR 2000 ISSUES

     We have not completed an exhaustive analysis of potential Year 2000 issues, and consequently we cannot rule out the chance that we could face serious operational problems as a result of the Year 2000 year change.

     Many software products and computer systems are coded to accept only two-digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. This ability is commonly referred to as being Year 2000 compliant. Although the century change has already occurred, Year 2000 issues could still arise. We have not conducted a comprehensive Year 2000 compliance review of the computer software we use, or that is used by our vendors and suppliers use. If the software and computer systems we use are not Year 2000 compliant, we could face system failures or miscalculations causing disruptions of operations, including a temporary inability to process transactions, send invoices or engage in similar normal business activities. If the systems maintained by our vendors and suppliers are not Year 2000 compliant, we could incur significant unanticipated expenses to remedy any problems or to replace affected vendors and suppliers. Because we have not completed a review of potential Year 2000 issues, we cannot rule out the possibility that a significant problem might result from Year 2000 issues. In the worst case, we might be unable to obtain necessary raw materials or process orders for our inventory, and we could be forced to curtail or suspend our operations.

     WE MAY FACE PRODUCT LIABILITY FOR WHICH WE ARE NOT ADEQUATELY INSURED

     The testing, marketing and sale of drug products for human use is inherently risky. Liability might result from claims made directly by consumers or by pharmaceutical companies or others selling our products. Superior, Generic Distributors and Able presently carry product liability insurance in amounts that we believe to be adequate, but we can give no assurance that such insurance will remain available at a reasonable cost or that any insurance policy would offer coverage sufficient to meet any liability arising as a result of a claim. We can give no assurance that we will be able to obtain or maintain adequate insurance on reasonable terms or that, if obtained, such insurance will be sufficient to protect us against such potential liability or at a reasonable cost. The obligation to pay any product liability claim or a recall of a product could have a material adverse affect on our business, financial condition and future prospects.

     INTENSE REGULATION BY GOVERNMENT AGENCIES MAY DELAY OUR EFFORTS TO COMMERCIALIZE OUR PROPOSED DRUG PRODUCTS

     Before we can market any generic drug, we must first obtain FDA approval of the proposed drug and of the active drug raw materials that we use. In many instances, our approvals cover only one source of raw materials. If raw materials from a specified supplier were to become unavailable, we would be required to file a supplement to our Abbreviated New Drug Application to use a different manufacturer and revalidate the manufacturing process using a new supplier's materials. This could cause a delay of several months in the manufacture of the drug involved and the consequent loss of potential revenue and market share. For example, for a period of time we were unable to acquire the active drug for our clorazapate dipotassium product, and so we had to discontinue production of the product. The active drug ingredient has since become available again and we have resumed manufacturing the product.

                           FORWARD-LOOKING STATEMENTS

     Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate," "continue" and similar words. You should read statements that contain these words carefully because they: (1) discuss our future expectations; (2) contain projections of our future operating results or financial condition; or (3) state other "forward-looking" information. We believe it is important to communicate our expectations to our investors. There may be events in the future, however, that we are not accurately able to predict or over which we have no control. The risk factors listed in this prospectus, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to be materially worse than the expectations we describe in our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of any of the events described in the risk factors and elsewhere in this prospectus could materially and adversely affect our business. If that happens, the trading price of our common stock could decline and you could lose all or part of your investment.

                                 USE OF PROCEEDS

       All of the shares of common stock offered by this prospectus are being offered by the selling stockholder. We received proceeds from the sale of the shares of convertible preferred stock that were converted, or are convertible, into the shares of common stock offered in this prospectus. This money was used for working capital and general corporate purposes. We will not receive any additional proceeds from the sale of shares by the selling stockholder. For information about the selling stockholder, see "Selling Stockholder."

                                 DIVIDEND POLICY

     We have never declared or paid cash dividends on our common stock. We currently intend to retain earnings, if any, to fund our business, and therefore we do not anticipate paying cash dividends in the foreseeable future. If we ever earn income on which we would be entitled to declare or pay dividends, we expect that our Board of Directors would decide whether to pay dividends after taking into account various factors including our financial condition, results of operations, current and anticipated cash needs, and plans for expansion.

                               SELLING STOCKHOLDER

     All of the 5,000,000 shares offered by this prospectus are being registered for sale for the account of selling stockholder. As noted in the following table, the selling stockholder will obtain the common stock offered under this prospectus by converting or exercising certain convertible securities of DynaGen that it now holds. The selling stockholder holds shares of Series J Preferred Stock and Series K Preferred Stock, which we issued to it in a private investment transaction in July 1999.

     The table below includes, in the total number of shares offered, 5,000,000 shares of common stock that have been issued or are issuable upon conversion of shares of Series J Preferred Stock and Series K Preferred Stock. Pursuant to the terms of the Series J Preferred Stock, the selling stockholder may convert shares of Series J Preferred Stock to acquire shares of common stock at a conversion price equal to 80% of the market price of the common stock for three of the five days preceding the conversion.

     We will not receive any portion of the proceeds from the sale of shares of common stock by the selling stockholder.

     Based on the information supplied to DynaGen by the selling stockholder, the following table sets forth certain information regarding the approximate number of shares owned by the selling stockholder as of January 3, 2000, and as adjusted to reflect the sale by the selling stockholder of the shares of common stock offered by this prospectus. The selling stockholder has not held any office nor maintained any material relationship with DynaGen, or any of our predecessors or affiliates, over the past three years.

                                                 Shares                                           Shares
                                           Beneficially Owned                                Beneficially Owned
                                          Prior to Offering(1)              Number          After Offering(1)(2)
                                     ------------------------------       of Shares        ---------------------
Name AND ADDRESS                          Number         Percent(3)       Offered(4)         Number      Percent
-------------------                  -----------------   ----------   ------------------   -----------   -------
Kenilworth, LLC(5)
Corporate Centre, Windward 1
West Bay Road
P.O. Box 31106
SMB Grand Cayman
Cayman Islands.......................     7,352,941(5)     11.5%               5,000,000    2,352,941     3.7%

*    Less than 1.0%.

(1)  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated, each person possesses sole voting and investment power with respect to all of the shares of common stock owned by such person, subject to community property laws where applicable. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and convertible securities held by that person that are currently exercisable, or become exercisable within 60 days of the date of this prospectus are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information as to each person has been furnished by such person.

(2)  Assumes that all shares of common stock offered in this prospectus will be sold.

(3)  Based on 63,724,946 shares of common stock issued and outstanding as of December 28, 1999.

(4)  Mr. David Sims is the individual who has voting and investment decision authority over this investment.

(5)  Includes shares of Common Stock issuable upon conversion of Series J Preferred Stock and Series K
     Preferred Stock. The terms of the Series J Preferred and Series K Preferred Stock prohibit conversion into shares of Common Stock to the extent that the holder and its affiliates immediately after such conversion would beneficially own more than 4.99% of the shares of Common Stock then outstanding.

                              PLAN OF DISTRIBUTION

     The shares offered by this prospectus may be sold from time to time by the selling stockholder, who consist of the persons named under "Selling Stockholder" above and those persons' pledgees, donees, transferees or other successors in interest. The selling stockholder may sell the shares on the OTC Bulletin Board, on the Boston Stock Exchange or otherwise, at market prices or at negotiated prices. They may sell shares by one or a combination of the following:

     o a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

     o ordinary brokerage transactions and transactions in which a broker solicits purchasers;

     o   an exchange distribution in accordance with the rules of such exchange;

     o   privately negotiated transactions;

     o   short sales;

     o if such a sale qualifies, in accordance with Rule 144 promulgated under the Securities Act rather than pursuant to this prospectus; and

     o   any other method permitted pursuant to applicable law.

     In making sales, brokers or dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the selling stockholder in amounts to be negotiated prior to the sale. The selling stockholder and any broker-dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any proceeds or commissions received by them, and any profits on the resale of shares sold by broker-dealers, may be deemed to be underwriting discounts and commissions.

     If the selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a prospectus supplement, if required pursuant to Rule 424(c) under the Securities Act of 1933, setting forth:

     o   the name of each of the participating broker-dealers,

     o   the number of shares involved,

     o   the price at which the shares were sold,

     o the commissions paid or discounts or concessions allowed to the broker-dealers, where applicable,

     o a statement to the effect that the broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

     o   any other facts material to the transaction.

     We are paying the expenses incurred in connection with preparing and filing this prospectus and the registration statement to which it relates, other than selling commissions.

     In addition, in the event the selling stockholder sells short shares of common stock, this prospectus may be delivered in connection with such short sales and the shares offered by this prospectus may be used to cover such short sales. To the extent, if any, that the selling stockholder may be considered an "underwriter" within the meaning of the Securities Act, the sale of the shares by them shall be covered by this prospectus.

                                  LEGAL MATTERS

     Foley, Hoag & Eliot LLP, Boston, Massachusetts, has advised us with respect to the validity of the shares of common stock offered by this prospectus.

                                     EXPERTS

     The financial statements for each of the two fiscal years ended December 31, 1998 and 1997, incorporated by reference in this prospectus and in the registration statement of which this prospectus is a part, have been audited by Wolf & Company, P.C., independent public accountants, as indicated in their report with respect to such financial statements. The incorporation by reference in this prospectus and in the registration statement of which it is part, is in reliance upon such reports given upon the authority of Wolf & Company, P.C. as experts in accounting and auditing.

                        MATERIAL CHANGES AND DEVELOPMENTS

     On November 30, 1999, we completed a loan transaction with BankBoston, N.A. The loan agreement provides us with a revolving credit in the maximum amount of $14,000,000, secured by a lien on substantially all of our assets. The total amount available for borrowing under the loan agreement depends on the value of our assets securing the loan from time to time. We have borrowed approximately $7,000,000 under this credit arrangement. With money borrowed under the BankBoston loan transaction, we repaid Superior's secured loan from Huntington Bank, GDI's secured loan from Fleet Bank and Able's obligations under an accounts receivable factoring and equipment sale and leaseback arrangement. In connection with the BankBoston loan, we renegotiated certain provisions of our existing subordinated loan arrangement. We anticipate that the new loan arrangement will provide us with a more efficient source of working capital than the former set of loans through each subsidiary. We can give no assurance, though, that the completion of this transaction or the availability of credit under the BankBoston loan agreement will help us achieve profitability.

     In December 1999, we announced that we had obtained a 20% ownership interest in a development-stage company that intends to enter an internet-based drug distribution business. We obtained the equity interest in exchange for strategic planning and advisory services that we provided to the new company. Certain of our officers and directors own approximately 20% of the new company. We can give investors no assurance that the company will be able successfully to implement its business plan or that our interest in this company will be profitable.

                          DISCLOSURE OF SEC POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     DynaGen's Restated Certificate of Incorporation and By-Laws provide that we will indemnify our directors and officers, to the fullest extent permitted under Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of DynaGen, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual reports, quarterly reports, current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any of our SEC filings at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our SEC filings also are available to the public on the SEC's website at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" information from certain of our other SEC filings. This means that we can disclose information to you by referring you to those other filings, and the information incorporated by reference is considered to be part of this prospectus. In addition, certain information that we file with the SEC after the date of this prospectus will automatically update, and in some cases supersede, the information contained or otherwise incorporated by reference in this prospectus. We are incorporating by reference the information contained in the following SEC filings (File. No. 1-11352):

     o   Our Annual Report on Form 10-KSB for the year ended December 31, 1998;

     o Our Quarterly Report on Form 10-QSB for the three months ended March 31, 1999;

     o Our Quarterly Report on Form 10-QSB for the three months ended June 30, 1999;

     o Our Quarterly Report on Form 10-QSB for the three months ended September 30, 1999;

     o The "Description of Securities" contained in our Registration Statement on Form 8-A filed August 19, 1992 together with all amendments and reports filed for the purpose of updating that description;

     o All other documents we filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above; and

     o any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (i) subsequent to the initial filing of this prospectus and prior to the date it is declared effective and (ii) subsequent to the date of this prospectus and prior to the termination of this offering. Information in these filings will be incorporated as of the filing date.

     You may request copies of these filings, at no cost, by writing or telephoning us as follows:

                                  Investor Relations
                                  DynaGen, Inc.
                                  1000 Winter Street, Suite 2700
                                  Waltham, Massachusetts 02154
                                  Telephone:  (781) 890-0021

     This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information contained in the registration statement. For further information about us and our common stock, you should read the registration statement and the exhibits filed with the registration statement.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses to be paid by the Registrant in connection with the issuance and distribution of the shares of common stock being registered. All amounts shown are estimates, except for the Securities and Exchange Commission registration fee. The Registrant will pay all expenses in connection with the distribution of the shares of common stock being sold by the selling stockholder (including fees and expenses of counsel for the Registrant), except for the underwriting discount and for legal fees of any counsel selected by any particular selling stockholder.


Securities and Exchange Commission registration fee.............   $    453.90
Boston Stock Exchange listing additional shares fee.............      5,000.00
Accounting fees and expenses....................................      2,000.00
Legal fees and expenses.........................................      7,000.00
Blue sky fees and expenses, including legal fees................      1,000.00
Printing, EDGAR formatting and mailing expenses.................      2,000.00
Miscellaneous...................................................      2,546.10
                                                                --------------
        Total...................................................    $20,000.00
                                                                ==============

ITEM 15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

         (A) The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law, as amended, provides in regard to indemnification of directors and officers as follows:

         "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections
(a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses (included attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former director or officers or employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses."

         (B) Article 9 of the Company's Certificate of Incorporation contains the following provision relating to the indemnification of directors and officers:

         "To the maximum extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware, a director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

     (C) Article VII of the Company's By-laws contains the following provisions relating to indemnification of officers and directors:

         "Reference is made to Section 145 and any other relevant provisions of the General Corporation Law of the State of Delaware. Particular reference is made to the class of persons, hereinafter called "Indemnitees," who may be indemnified by a Delaware corporation pursuant to the provisions of such Section 145, namely, any person or the heirs, executors, or administrators of such person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. The Corporation shall, and is hereby obligated to, indemnify the Indemnitees, and each of them in each and every situation where the Corporation is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Corporation shall indemnify the Indemnitees, and each of them, in each and every situation where, under the aforesaid statutory provisions, the Corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood that, before making such indemnification with respect to any situation covered under this sentence, (i) the Corporation shall promptly make or cause to be made, by any of the methods referred to in Subsection (d) of such Section 145, a determination as to whether each Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful, and (ii) that no such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful."

         The effect of these provisions would be to permit indemnification by the Company of for, among other liabilities, liabilities arising under the Securities Act of 1933 (the "Securities Act").

ITEM 16.      EXHIBITS

EXHIBIT NO.      NAME OF EXHIBIT
-----------

    4.1 Specimen certificate for common stock (filed as Exhibit 4a to the Company's Registration Statement on Form S-1, No. 33-31836-B and incorporated by reference)

    4.2 Subscription Agreement for Series J Preferred Stock dated July 1999 (filed as Exhibit 10.1 to the Company's Quarterly Report of Form 10-QSB for the quarter ended September 30, 1999 and incorporated herein by reference)

    4.3 Certificate of Designations, Preferences, and Rights of Series J Preferred Stock (filed as Exhibit 3.3 to the Company's Quarterly Report of Form 10-QSB for the quarter ended September 30, 1999 and incorporated herein by reference)

    4.4          Subscription Agreement for Series K Preferred Stock (filed as
                 Exhibit 10.3 to the Company's Quarterly Report of Form 10-QSB for the quarter ended September 30, 1999 and incorporated herein by reference)

    4.5 Certificate of Designations, Preferences, and Rights of Series J Preferred Stock (filed as Exhibit 3.4 to the Company's Quarterly Report of Form 10-QSB for the quarter ended September 30, 1999 and incorporated herein by reference)

    5.1          Opinion of Foley, Hoag & Eliot LLP

   10.1          Loan and Security Agreement with BankBoston, N.A. dated
                 November 30, 1999

   23.1          Consent of Wolf & Company, P.C.

   23.2          Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1)

   24.1          Powers of Attorney (included on signature page)

--------------

ITEM 17.      UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

         (i) To include any prospectus required to Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration, by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference to the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, January 12, 2000.


                                        DYNAGEN, INC.

                                        By  /s/   C. Robert Cusick
                                           .....................................
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

     We, the undersigned officers and directors of DynaGen, Inc., hereby severally constitute and appoint C. Robert Cusick and Dhananjay G. Wadekar, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all pre-effective and post-effective amendments to the Registration Statement on Form S-3 filed herewith, and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable DynaGen, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to any and all amendments to said Registration Statement or to any subsequent Registration Statement for the same offering that may be filed under said Rule 462(b).

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of January 12, 2000.

                SIGNATURE                 DATE                                  TITLE
                ---------                 ----                                  -----
                                                          President, Chief Executive Officer, Treasurer
/S/ C. ROBERT CUSICK                January 12, 2000      and Director
 .......................................................   (PRINCIPAL EXECUTIVE OFFICER)
C. ROBERT CUSICK

/S/ DHANANJAY G. WADEKAR            January 12, 2000      Executive Vice President and Director
 .......................................................   (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)
DHANANJAY G. WADEKAR

/S/ F. HOWARD SCHNEIDER             January 12, 2000      Director
 .......................................................
F. HOWARD SCHNEIDER

/S/ STEVEN GEORGIEV                 January 12, 2000      Director
 .......................................................
STEVEN GEORGIEV


                                  EXHIBIT INDEX



EXHIBIT NO.      NAME OF EXHIBIT
------------

    4.1 Specimen certificate for common stock (filed as Exhibit 4a to the Company's Registration Statement on Form S-1, No. 33-31836-B and incorporated by reference)

    4.2 Subscription Agreement for Series J Preferred Stock dated July 1999 (filed as Exhibit 10.1 to the Company's Quarterly Report of Form 10-QSB for the quarter ended September 30, 1999 and incorporated herein by reference)

    4.3 Certificate of Designations, Preferences, and Rights of Series J Preferred Stock (filed as Exhibit 3.3 to the Company's Quarterly Report of Form 10-QSB for the quarter ended September 30, 1999 and incorporated herein by reference)

    4.4          Subscription Agreement for Series K Preferred Stock (filed as
                 Exhibit 10.3 to the Company's Quarterly Report of Form 10-QSB for the quarter ended September 30, 1999 and incorporated herein by reference)

    4.5 Certificate of Designations, Preferences, and Rights of Series J Preferred Stock (filed as Exhibit 3.4 to the Company's Quarterly Report of Form 10-QSB for the quarter ended September 30, 1999 and incorporated herein by reference)

    5.1          Opinion of Foley, Hoag & Eliot LLP

   10.1          Loan and Security Agreement with BankBoston, N.A. dated
                 November 30, 1999

   23.1          Consent of Wolf & Company, P.C.

   23.2          Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1)

   24.1          Powers of Attorney (included on signature page)




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